EXHIBIT 24.2

RESOLUTIONS OF

THE BOARD OF DIRECTORS OF

BANK OF AMERICA CORPORATION

June 29, 2011

APPOINTMENT OF ATTORNEYS-IN-FACT

RESOLVED FURTHER, that Edward P. O’Keefe, Lauren A. Mogensen and Teresa M. Brenner each with full power of substitution, hereby are appointed attorneys-in-fact for, and each of them with full power to act without the other hereby is authorized and empowered to sign the Registration Statement and any amendment or amendments (including any post-effective amendments) thereto on behalf of and as attorneys for, Bank of America Corporation (the “Corporation”) and any of the principal executive officer, the principal financial officer, the principal accounting officer, and any other officer or director of the Corporation;

RESOLVED FURTHER, that Edward P. O’Keefe hereby is designated as Agent for Service of the Corporation to be named in the Registration Statement, with authority to receive notices and communications with respect to the registration of the Notes under the Securities Act, and with all such powers and functions as are provided by the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities and Exchange Act of 1934, as amended;

RESOLVED FURTHER, that all actions previously taken by the Corporation or any Authorized Officer in connection with the Program or to otherwise carry out the transactions described herein are ratified, confirmed and approved; and

RESOLVED FURTHER, that any Authorized Officer hereby is authorized and directed to negotiate, execute and perform all obligations under the Notes, Indentures, Program Agreements or other agreements or instruments relating to the Program; and the proper officers of the Corporation hereby are authorized and directed to otherwise to do all things necessary, appropriate or convenient to carry into effect the foregoing resolutions.

CERTIFICATE OF SECRETARY

I, Colleen O. Johnson, Assistant Secretary of Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), do hereby certify that the foregoing is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on June 29, 2011, at which meeting a quorum was present and acting throughout, and that said resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the Corporation as of this 15th day of July, 2011.

/s/ Colleen O. Johnson
Assistant Secretary

(CORPORATE SEAL)